UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2022 (November 2, 2022)
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WAITR HOLDINGS INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200 Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (337) 534-6881
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
As previously disclosed, on October 20, 2022, Waitr Holdings Inc. (the “Company”) reconvened a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the following proposal: to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock at a ratio between one-for-five (1:5) and one-for-twenty (1:20), without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s board of directors (the “Board”) in its sole discretion.
On November 2, 2022, the Board adopted resolutions approving the reverse stock split at a reverse stock split ratio of 1:20 (the “Reverse Stock Split”) and authorized the Company to file a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split on or prior to the time of effectiveness at 11:59 pm Eastern Time on November 21, 2022, or such other date as may be determined by any authorized officer of the Company (the “Effective Time”).
As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s common stock issued and outstanding immediately prior to the Reverse Stock Split will be reduced to a smaller number of shares, such that every 20 shares of common stock held by a stockholder immediately prior to the Reverse Stock Split will be combined and reclassified into one share of common stock.
No fractional shares will be issued in connection with the Reverse Stock Split. In lieu thereof, the transfer agent, as agent for the stockholders, will aggregate all fractional shares otherwise issuable to the holders of record of common stock and arrange for the sale of all fractional interests as soon as practicable after the Effective Time on the basis of the prevailing market prices of the common stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.
Trading of the Company’s common stock on the Nasdaq Capital Market is expected to continue on a split-adjusted basis as of the opening of trading hours on November 22, 2022. The new CUSIP number following the Reverse Stock Split will be 930752 209. Additionally, in connection with the Company's previously announced rebranding, it is expected that the Company's common stock will begin trading on the Nasdaq Capital Market under the new trading symbol “ASAP.”
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

Date: November 3, 2022	By:	/s/ Thomas C. Pritchard
Name: Thomas C. Pritchard
Title: General Counsel
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